                                                Exhibit 99.1
Press Release

Investor Relations Contact
Matthew Frankel, CFA
Verint Systems Inc.
(631) 962-9600
matthew.frankel@verint.com

Verint Announces Q4 FYE 2024 Results

Revenue and Diluted EPS Come in Ahead of Guidance

Raising Revenue and EPS Outlook for FYE25

AI-Powered Open Platform Resonating Well in the Market Driving Bundled SaaS Momentum

MELVILLE, N.Y., March 27, 2024 - Verint® (Nasdaq: VRNT), The Customer Engagement Company™, today announced results for the three months and year ended January 31, 2024 (FYE 2024). Revenue for the three months ended January 31, 2024 was $265 million, representing 12% year-over-year growth. Revenue for the year ended January 31, 2024 was $910 million on a GAAP basis and $911 million on a non-GAAP basis. For the three months ended January 31, 2024, diluted EPS was $0.37 on a GAAP basis and $1.07 on a non-GAAP basis. For the year ended January 31, 2024, diluted EPS was $0.28 on a GAAP basis and $2.73 on a non-GAAP basis.

“The market today is looking to increase CX Automation, and Verint is leading the way with an AI-powered open platform. I am pleased to report strong Q4 results, ahead of our expectations. Our differentiated approach to CX Automation enables Verint to deliver tangible AI business outcomes better than any other vendor in our market. Our customers purchase our AI innovation in Bundled SaaS, and we are pleased with our 16% year-over-year increase in Bundled SaaS New ACV bookings in Q4, and our over 20% year-over-year increase in Bundled SaaS pipeline as of the end of Q4. For the current year we are raising our outlook to reflect our AI momentum,” said Dan Bodner, Verint CEO.

Q4 FYE 2024 Highlights
•Revenue: Up 12% year-over-year
•SaaS Revenue: Up ~28% year-over-year
•Recurring Revenue: 89% of software revenue recurring (up ~200bps year-over-year)
•Gross Margin: Up ~300bps year-over-year
•Free Cash Flow: Up 20% year-over-year for the full year

Grant Highlander, Verint CFO, added, “As we execute our roadmap to become a ‘Rule of 40’ company, we continue our AI investments in the platform, ending Q4 with ~1,300 engineers in R&D and Cloud Operations, and adding resources to our Customer Success team to drive AI adoption by our customers. In Q4, we also aligned our services catalog to our AI offerings by adding value realization services and divesting a manual managed services offering that is being replaced with AI-powered bots.”

Highlander continued, “We expect our AI innovation to drive Bundled SaaS growth and free cash flow acceleration. For FYE 25, we are targeting a greater than 40% increase in free cash flow, to approximately $180 million. We expect our largest use of free cash flow to be share buybacks, to further reduce our share count.”

FYE 2025 Outlook
We are providing our non-GAAP outlook for the year ending January 31, 2025. Our outlook reflects the divestiture of a managed service offering on January 31, 2024 that generated $25 million in FYE 24 revenue.

•Revenue: $930 million +/- 2%, reflecting 5% year-over-year growth (growth rate adjusted for divestiture)
•Diluted EPS: $2.89 at the midpoint of our revenue guidance, reflecting 6% year-over-year growth

Our non-GAAP outlook for three months ending April 30, 2024 and year ending January 31, 2025 excludes the following GAAP measure which we are able to quantify with reasonable certainty:

•Amortization of intangible assets of approximately $4 million and $17 million, for the three months ending April 30, 2024 and year ending January 31, 2025, respectively.

Our non-GAAP outlook for the three months ending April 30, 2024 and year ending January 31, 2025 excludes the following GAAP measures for which we are able to provide a range of probable significance:

•Stock-based compensation expenses are expected to be between approximately $17 million and $19 million, and $70 million and $74 million, for the three months ending April 30, 2024 and year ending January 31, 2025, respectively, assuming market prices for our common stock approximately consistent with current levels.

Our non-GAAP guidance does not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates.

We are unable, without unreasonable efforts, to provide a reconciliation for other GAAP measures which are excluded from our non-GAAP outlook, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, and non-GAAP income tax adjustments due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items. While historical results may not be indicative of future results, actual amounts for the three months and year ended January 31, 2024 and 2023 for the GAAP measures excluded from our non-GAAP outlook appear in Tables 2, 3, 4 and 5 of this press release.

Q4 Conference Call Information

We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three months and year ended January 31, 2024 and outlook. An online, real-time webcast of the conference call and webcast slides will be available on our website at www.verint.com. Participants may register for the call here to receive the dial-in numbers and unique PIN to access the call. Please join the call 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see the tables below as well as "Supplemental Information About Non-GAAP Financial Measures and Operating Metrics" at the end of this press release.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) helps brands increase customer experience (CX) automation across the enterprise so they can elevate the customer experience and reduce their operating cost. For more than two decades, the world’s most iconic brands – including approximately 85 of the Fortune 100 companies – have trusted Verint to provide innovative solutions and domain expertise for their customer engagement operations.

Verint. The Customer Engagement Company®. Learn more at Verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of changes in macroeconomic and/or global conditions, including as a result of slowdowns, recessions, economic instability, rising interest rates, tightening credit markets, inflation, instability in the banking sector, actual or threatened trade wars, political unrest, armed conflicts, natural disasters, or outbreaks of disease, including global epidemics or pandemics, as well as the resulting impact on spending by customers or partners, on our business; risks that our customers or partners delay, downsize, cancel, or refrain from placing orders or renewing subscriptions or contracts, or are unable to honor contractual commitments or payment obligations due to challenges or uncertainties in their budgets, liquidity, or businesses; risks associated with our ability to keep pace with technological advances and challenges and evolving industry standards, including achieving and maintaining the competitive differentiation of our solution platform; to adapt to changing market potential from area to area within our markets; and to successfully develop, launch, and drive demand for new, innovative, high-quality products and services that meet or exceed customer challenges and needs, while simultaneously preserving our legacy businesses and migrating away from areas of commoditization; risks due to aggressive competition in all of our markets and our ability to keep pace with competitors, some of whom may be able to grow faster than us or have greater resources than us, including in areas such as sales and marketing, branding, technological innovation and development, and recruiting and retention; risks associated with our ability to properly execute on our software as a service ("SaaS") transition, including successfully transitioning customers to our cloud platform and the increased importance of subscription renewal rates, and risk of increased variability in our period-to-period results based on the mix, terms, and timing of our transactions; risks relating to our ability to properly identify and execute on growth or strategic initiatives, manage investments in our business and operations, and enhance our existing operations and infrastructure, including the proper prioritization and allocation of limited financial and other resources; risks associated with our ability to or costs to retain, recruit , and train qualified personnel and management in regions in which we operate either physically or remotely, including in new markets and growth areas we may enter, due to competition for talent, increased labor costs, applicable regulatory requirements, or otherwise; challenges associated with selling sophisticated solutions and cloud-based solutions, which may incorporate newer technologies, such as artificial intelligence ("AI"), whose adoption and use-cases are still emerging (and may present risks of their own), including with respect to longer sales cycles, more complex sales processes and customer evaluation and approval processes, more complex contractual and information security requirements, and assisting customers in understanding and realizing the benefits of our solutions and technologies, as well as with developing, offering, implementing, and maintaining an enterprise class, broad solution portfolio; risks that we may be unable to maintain, expand, or enable our relationships with partners as part of our growth strategy, including partners with whom we may overlap or compete, while avoiding excessive concentration with one or more partners; risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain services, products, or components, including companies that may compete with us or work with our competitors; risks associated with our significant international operations, including exposure to regions subject to political or economic instability, fluctuations in foreign exchange rates, inflation, increased financial accounting and reporting burdens and complexities, and challenges associated with a significant portion of our cash being held overseas; risks associated with a significant part of our business coming from government contracts, and associated procurement processes and regulatory requirements; risks associated with our ability to identify suitable targets for acquisition or investment or successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, legacy liabilities, reputational considerations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks associated with complex and changing domestic and foreign regulatory environments, including, among others, with respect to data privacy, AI, cyber/information security, government contracts, anti-corruption, trade compliance, climate change or other environmental, social and governance matters, tax, and labor matters, relating to our own operations, the products and services we offer, and/or the use of our solutions by our customers; risks associated with the mishandling or perceived mishandling of sensitive or confidential information and data, including personally identifiable information or other information that may belong to our customers or other third parties, including in connection with our SaaS or other hosted or managed services offerings or when we are asked to perform service or support; risks associated with our reliance on third parties to provide certain cloud hosting or other cloud-based services to us or our customers, including the risk of service disruptions, data breaches, or data loss or corruption; risks that our solutions or services, or those of third-party suppliers, partners, or OEMs which we use in or with our offerings or otherwise rely on, including third-party hosting platforms, may contain defects, vulnerabilities, or develop operational problems; risk that we or our solutions may be subject to security vulnerabilities or lapses, including cyber-attacks, information technology system breaches, failures, or disruptions; risks that our intellectual property ("IP") rights may not be adequate to protect our business or assets or that others may make claims on our IP, claim infringement on their IP rights, or claim a violation of their license rights, including relative to free or open source components we may use; risks associated with leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of the successor to CTI's business operations, Mavenir Inc., being unwilling or unable to provide us with certain indemnities to which we are entitled; risks associated with changing accounting principles or standards, tax laws and regulations, tax rates, and the continuing availability of expected tax benefits; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, internal controls, and personnel, and our ability to successfully implement and maintain enhancements to the foregoing, for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; risks associated with market volatility in the prices of our common stock and convertible notes based on our performance, third-party publications or speculation, or other factors and risks associated with actions of activist stockholders; risks associated with Apax Partners' significant ownership position and potential that its interests will not be aligned with those of our common stockholders; and risks associated with the February 1, 2021 spin-off of our former Cyber Intelligence Solutions business, including the possibility that the spin-off transaction does not achieve the benefits anticipated, does not qualify as a tax-free transaction, or exposes us to unexpected claims or liabilities. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2024, when filed, and other filings we make with the SEC.

VERINT, VERINT DA VINCI, VERINT OPEN CCAAS, THE CUSTOMER ENGAGEMENT COMPANY, BOUNDLESS CUSTOMER ENGAGEMENT and THE ENGAGEMENT CAPACITY GAP are trademarks of Verint Systems Inc. or its subsidiaries. Verint and other parties may also have trademark rights in other terms used herein.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2024	2023	2024	2023
Revenue:
Recurring	$210,693	$185,508	$699,248	$685,537
Nonrecurring	54,416	50,739	211,139	216,708
Total revenue	265,109	236,247	910,387	902,245
Cost of revenue:
Recurring	44,775	41,633	162,868	162,347
Nonrecurring	27,897	28,749	107,110	119,530
Amortization of acquired technology	1,623	2,449	7,134	13,191
Total cost of revenue	74,295	72,831	277,112	295,068
Gross profit	190,814	163,416	633,275	607,177
Operating expenses:
Research and development, net	35,881	32,800	133,804	130,644
Selling, general and administrative	108,383	90,595	405,915	392,939
Amortization of other acquired intangible assets	6,343	6,351	25,371	26,238
Total operating expenses	150,607	129,746	565,090	549,821
Operating income	40,207	33,670	68,185	57,356
Other income (expense), net:
Interest income	1,504	1,559	6,944	3,301
Interest expense	(2,340)	(2,366)	(10,334)	(7,877)
Other (expense) income, net	(3,582)	(1,204)	(3,523)	1,982
Total other expense, net	(4,418)	(2,011)	(6,913)	(2,594)
Income before provision for income taxes	35,789	31,659	61,272	54,762
Provision for income taxes	6,866	18,564	21,638	39,103
Net income	28,923	13,095	39,634	15,659
Net income attributable to noncontrolling interests	220	147	1,024	761
Net income attributable to Verint Systems Inc.	28,703	12,948	38,610	14,898
Dividends on preferred stock	(5,200)	(5,200)	(20,800)	(20,800)
Net income (loss) attributable to Verint Systems Inc. common shares	$23,503	$7,748	$17,810	$(5,902)

Net income (loss) per common share attributable to Verint Systems Inc.:
Basic	$0.37	$0.12	$0.28	$(0.09)
Diluted	$0.37	$0.12	$0.28	$(0.09)

Weighted-average common shares outstanding:
Basic	62,739	65,760	63,990	65,332
Diluted	63,080	66,131	64,318	65,332

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP SaaS Metrics
(Unaudited)

SaaS Revenue

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2024	2023	2024	2023
Bundled SaaS revenue - GAAP	$65,756	$61,555	$250,526	$222,560
Unbundled SaaS revenue - GAAP	102,832	69,579	264,302	221,645
SaaS revenue - GAAP	168,588	131,134	514,828	444,205

Estimated bundled SaaS revenue adjustments	109	490	1,069	2,813
Estimated unbundled SaaS revenue adjustments	—	—	—	—
Estimated SaaS revenue adjustments	109	490	1,069	2,813

Bundled SaaS revenue - non-GAAP	65,865	62,045	251,595	225,373
Unbundled SaaS revenue - non-GAAP	102,832	69,579	264,302	221,645
SaaS revenue - non-GAAP	$168,697	$131,624	$515,897	$447,018

New SaaS ACV

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2024	2023	2024	2023
New SaaS ACV	$25,444	$23,875	$93,282	$102,053
New SaaS ACV - bundled SaaS component	18,069	15,599	73,201	64,682
New SaaS ACV - unbundled SaaS component	7,375	8,276	20,081	37,371

SaaS ARR

	Three Months Ended January 31,
(in thousands)	2024	2023
SaaS ARR	$534,438	$497,982

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)
Revenue

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2024	2023	2024	2023
Recurring revenue - GAAP	$210,693	$185,508	$699,248	$685,537
Nonrecurring revenue - GAAP	54,416	50,739	211,139	216,708
Total GAAP revenue	265,109	236,247	910,387	902,245
Recurring revenue adjustments	111	504	1,100	3,002
Nonrecurring revenue adjustments	—	—	—	—
Total revenue adjustments	111	504	1,100	3,002
Recurring revenue - non-GAAP	210,804	186,012	700,348	688,539
Nonrecurring revenue - non-GAAP	54,416	50,739	211,139	216,708
Total non-GAAP revenue	265,220	236,751	911,487	905,247

Gross Profit and Gross Margin

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2024	2023	2024	2023
Recurring cost of revenues	$44,775	$41,633	$162,868	$162,347
Nonrecurring cost of revenues	27,897	28,749	107,110	119,530
Amortization of acquired technology	1,623	2,449	7,134	13,191
Total GAAP cost of revenue	74,295	72,831	277,112	295,068
GAAP gross profit	190,814	163,416	633,275	607,177
GAAP gross margin	72.0%	69.2%	69.6%	67.3%
Revenue adjustments	111	504	1,100	3,002
Amortization of acquired technology	1,623	2,449	7,134	13,191
Stock-based compensation expenses	1,226	1,417	4,131	5,662
Acquisition and divestitures (benefit) expenses, net	(236)	—	117	176
Restructuring expenses	4,665	1,478	6,112	2,447
Non-GAAP gross profit	$198,203	$169,264	$651,869	$631,655
Non-GAAP gross margin	74.7%	71.5%	71.5%	69.8%

Research and Development, net

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2024	2023	2024	2023
GAAP research and development, net	$35,881	$32,800	$133,804	$130,644
As a percentage of GAAP revenue	13.5%	13.9%	14.7%	14.5%
Stock-based compensation expenses	(3,100)	(2,205)	(11,918)	(12,576)
Acquisition and divestitures expenses, net	(20)	—	(116)	(198)
Restructuring expenses	(2)	(1,458)	(318)	(2,104)
IT facilities and infrastructure realignment	(28)	—	(1,676)	—
Other adjustments	—	(53)	—	(120)
Non-GAAP research and development, net	$32,731	$29,084	$119,776	$115,646
As a percentage of non-GAAP revenue	12.3%	12.3%	13.1%	12.8%

Selling, General and Administrative Expenses

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2024	2023	2024	2023
GAAP selling, general and administrative expenses	$108,383	$90,595	$405,915	$392,939
As a percentage of GAAP revenue	40.9%	38.3%	44.6%	43.6%
Stock-based compensation expenses	(12,987)	(8,530)	(51,550)	(57,876)
Acquisition and divestitures (expenses) benefit, net(4)	(10,072)	1,346	(15,743)	(1,315)
Restructuring expenses	(1,243)	(2,990)	(4,580)	(10,797)
Separation expenses	(169)	(174)	(774)	(1,316)
Accelerated lease costs	(145)	(448)	(5,407)	(8,279)
IT facilities and infrastructure realignment	(1,377)	(931)	(18,193)	(4,457)
Impairment charges	—	—	—	(1,799)
Other adjustments	(9)	(399)	(221)	(2,910)
Non-GAAP selling, general and administrative expenses	$82,381	$78,469	$309,447	$304,190
As a percentage of non-GAAP revenue	31.1%	33.1%	33.9%	33.6%

Operating Income and Operating Margin

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2024	2023	2024	2023
GAAP operating income	$40,207	$33,670	$68,185	$57,356
GAAP operating margin	15.2%	14.3%	7.5%	6.4%
Revenue adjustments	111	504	1,100	3,002
Amortization of acquired technology	1,623	2,449	7,134	13,191
Amortization of other acquired intangible assets	6,343	6,351	25,371	26,238
Stock-based compensation expenses	17,313	12,152	67,599	76,114
Acquisition and divestitures expenses (benefit), net(4)	9,856	(1,346)	15,976	1,689
Restructuring expenses	5,910	5,926	11,010	15,348
Separation expenses	169	174	774	1,316
Accelerated lease costs	145	448	5,407	8,279
IT facilities and infrastructure realignment	1,405	931	19,869	4,457
Impairment charges	—	—	—	1,799
Other adjustments	9	452	221	3,030
Non-GAAP operating income	$83,091	$61,711	$222,646	$211,819
Non-GAAP operating margin	31.3%	26.1%	24.4%	23.4%

Other Expense, Net

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2024	2023	2024	2023
GAAP other expense, net	$(4,418)	$(2,011)	$(6,913)	$(2,594)
Losses on early retirements of debt	—	—	237	—
Acquisition and divestitures benefit, net	—	—	(156)	—
Separation expenses	5,072	1,251	4,840	1,251
Non-GAAP other income (expense), net(1)	$654	$(760)	$(1,992)	$(1,343)

Provision for Income Taxes

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2024	2023	2024	2023
GAAP provision for income taxes	$6,866	$18,564	$21,638	$39,103
GAAP effective income tax rate	19.2%	58.6%	35.3%	71.4%
Non-GAAP income tax adjustments	(800)	(14,723)	(3,586)	(19,927)
Non-GAAP provision for income taxes	$6,066	$3,841	$18,052	$19,176
Non-GAAP effective income tax rate	7.2%	6.3%	8.2%	9.1%

Net Income (Loss) Attributable to Verint Systems Inc. Common Shares

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2024	2023	2024	2023
GAAP net income (loss) attributable to Verint Systems Inc. common shares	$23,503	$7,748	$17,810	$(5,902)
Revenue adjustments	111	504	1,100	3,002
Amortization of acquired technology	1,623	2,449	7,134	13,191
Amortization of other acquired intangible assets	6,343	6,351	25,371	26,238
Stock-based compensation expenses	17,313	12,152	67,599	76,114
Losses on early retirements of debt	—	—	237	—
Acquisition and divestitures expenses (benefit), net(4)	9,856	(1,346)	15,820	1,689
Restructuring expenses	5,911	5,926	11,011	15,348
Separation expenses	5,241	1,425	5,614	2,567
Accelerated lease costs	145	448	5,407	8,279
IT facilities and infrastructure realignment	1,405	931	19,869	4,457
Impairment charges	—	—	—	1,799
Other adjustments	9	452	221	3,030
Non-GAAP tax adjustments	800	14,723	3,586	19,927
Dividends, reversed due to assumed conversion of preferred stock(3)	5,200	5,200	20,800	20,800
Total adjustments	53,957	49,215	183,769	196,441
Non-GAAP net income attributable to Verint Systems Inc. common shares	$77,460	$56,963	$201,579	$190,539

Diluted Net Income (Loss) Per Common Share Attributable to Verint Systems Inc.

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2024	2023	2024	2023
GAAP diluted net income (loss) per common share attributable to Verint Systems Inc.	$0.37	$0.12	$0.28	$(0.09)
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.(3)	$1.07	$0.75	$2.73	$2.52

GAAP weighted-average shares used in computing diluted net income (loss) per common share attributable to Verint Systems Inc.	63,080	66,131	64,318	65,332
Additional weighted-average shares applicable to non-GAAP diluted net income per common share attributable to Verint Systems Inc.	9,478	9,478	9,478	10,235
Non-GAAP diluted weighted-average shares used in computing net income per common share attributable to Verint Systems Inc.(3)	72,558	75,609	73,796	75,567

GAAP Net Income to Adjusted EBITDA

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2024	2023	2024	2023
GAAP net income	$28,923	$13,095	$39,634	$15,659
As a percentage of GAAP revenue	10.9%	5.5%	4.4%	1.7%
Provision for income taxes	6,866	18,564	21,638	39,103
Other expense, net	4,418	2,011	6,913	2,594
Depreciation and amortization(2)	13,576	15,134	68,970	65,333
Revenue adjustments	111	504	1,100	3,002
Stock-based compensation expenses	17,313	12,152	67,599	76,114
Acquisition and divestitures expenses (benefit), net(4)	9,851	(1,346)	15,971	1,689
Restructuring expenses	5,914	5,849	10,921	14,939
Separation expenses	169	174	774	1,316
Accelerated lease costs	145	448	5,407	8,279
IT facilities and infrastructure realignment	1,405	931	8,062	4,457
Impairment charges	—	—	—	1,799
Other adjustments	9	452	221	3,030
Adjusted EBITDA	$88,700	$67,968	$247,210	$237,314
As a percentage of non-GAAP revenue	33.4%	28.7%	27.1%	26.2%

Gross Debt to Net Debt

(in thousands)	January 31, 2024	January 31, 2023
Long-term debt	$410,965	$408,908
Unamortized debt discounts and issuance costs	4,035	6,092
Gross debt	415,000	415,000
Less:
Cash and cash equivalents	241,400	282,099
Restricted cash and cash equivalents, and restricted bank time deposits	1,269	300
Short-term investments	686	697
Net debt, excluding long-term restricted cash, cash equivalents, time deposits, and investments	171,645	131,904
Long-term restricted cash, cash equivalents, time deposits, and investments	181	287
Net debt, including long-term restricted cash, cash equivalents, time deposits, and investments	$171,464	$131,617

(1) For the three months ended January 31, 2024, non-GAAP other income, net of $0.7 million was comprised of $1.3 million of interest and other income, net and $0.6 million of foreign exchange charges primarily related to balance sheet revaluations.

(2) Adjusted for financing fee amortization.

(3) EPS calculation includes the more dilutive of either preferred stock dividends or conversion of preferred stock shares. Conversion of the outstanding preferred shares was more dilutive in the three months and year ended January 31, 2024 and 2023.

(4) For the three months and year ended January 31, 2024, acquisition and divestitures (expenses) benefit, net included a loss on the sale of our manual quality managed services business of $9.7 million, which was recorded as part of selling, general, and administrative expenses in our consolidated statement of operations. Today, our platform includes an AI-powered solution for automating the quality process. We expect our customers to adopt AI over time and believe that a people-centric managed services offering is no longer core to our offering.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Quarterly Revenue of Divested Quality Managed Service Offering ("Divested Offering")
Reconciliation of Non-GAAP Divestiture Revenue
(Unaudited)

	Three Months Ended				Year Ended
(in thousands)	April 30, 2023	July 31, 2023	October 31, 2023	January 31, 2024	January 31, 2024
Total GAAP revenue	$216,566	$210,165	$218,547	$265,109	$910,387
Revenue from divested offering	6,759	6,429	6,114	$5,946	25,248
Total GAAP revenue without divested offering	$209,807	$203,736	$212,433	$259,163	$885,139

Total non-GAAP revenue	$217,193	$210,407	$218,667	$265,220	$911,487
Revenue from divested offering	6,759	6,429	6,114	5,946	25,248
Total non-GAAP revenue without divested offering	$210,434	$203,978	$212,553	$259,274	$886,239

On January 31, 2024, we divested our manual quality managed service offering, which is being replaced by an AI-powered bot. The divested offering generated $25.2 million of revenue in FYE 24.

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Recurring and Nonrecurring Revenue and Gross Profit
(Unaudited)

Recurring and Nonrecurring Revenue

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2024	2023	2024	2023
Recurring revenue - GAAP	$210,693	$185,508	$699,248	$685,537
SaaS revenue - GAAP	168,588	131,134	514,828	444,205
Optional managed services revenue - GAAP	10,846	14,261	47,718	61,388
Support revenue - GAAP	31,259	40,113	136,702	179,944
Nonrecurring revenue - GAAP	54,416	50,739	211,139	216,708
Perpetual revenue - GAAP	25,750	28,138	99,853	116,611
Professional services and other revenue - GAAP	28,666	22,601	111,286	100,097
Total revenue - GAAP	265,109	236,247	910,387	902,245

Estimated recurring revenue adjustments	111	504	1,100	3,002
Estimated SaaS revenue adjustments	109	490	1,069	2,813
Estimated optional managed services revenue	2	14	31	175
Estimated support revenue adjustments	—	—	—	14
Estimated nonrecurring revenue adjustments	—	—	—	—
Estimated perpetual revenue adjustments	—	—	—	—
Estimated professional services and other revenue adjustments	—	—	—	—
Total estimated revenue adjustments	111	504	1,100	3,002

Recurring revenue - non-GAAP	210,804	186,012	700,348	688,539
SaaS revenue - non-GAAP	168,697	131,624	515,897	447,018
Optional managed services revenue - non-GAAP	10,848	14,275	47,749	61,563
Support revenue - non-GAAP	31,259	40,113	136,702	179,958
Nonrecurring revenue - non-GAAP	54,416	50,739	211,139	216,708
Perpetual revenue - non-GAAP	25,750	28,138	99,853	116,611
Professional services and other revenue - non-GAAP	28,666	22,601	111,286	100,097
Total revenue - non-GAAP	$265,220	$236,751	$911,487	$905,247

Recurring Gross Profit

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2024	2023	2024	2023
GAAP recurring revenue	$210,693	$185,508	$699,248	$685,537
GAAP recurring cost of revenues	44,775	41,633	162,868	162,347
GAAP recurring gross profit	165,918	143,875	536,380	523,190
GAAP recurring gross margin	78.7%	77.6%	76.7%	76.3%

Recurring revenue adjustments	111	504	1,100	3,002
Recurring stock-based compensation expenses	609	669	2,114	2,856
Recurring acquisition and divestitures (benefit) expenses, net	(236)	—	117	22
Recurring restructuring expenses	4,076	677	5,009	1,265
Non-GAAP recurring gross profit	$170,478	$145,725	$544,720	$530,335
Non-GAAP recurring gross margin	80.9%	78.3%	77.8%	77.0%

Nonrecurring Gross Profit

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2024	2023	2024	2023
GAAP nonrecurring revenue	$54,416	$50,739	$211,139	$216,708
GAAP nonrecurring cost of revenues	27,897	28,749	107,110	119,530
GAAP nonrecurring gross profit	26,519	21,990	104,029	97,178
GAAP nonrecurring gross margin	48.7%	43.3%	49.3%	44.8%

Nonrecurring revenue adjustments	—	—	—	—
Nonrecurring stock-based compensation expenses	617	748	2,017	2,806
Nonrecurring acquisition and divestitures expenses, net	—	—	—	154
Nonrecurring restructuring expenses	589	801	1,103	1,182
Non-GAAP nonrecurring gross profit	$27,725	$23,539	$107,149	$101,320
Non-GAAP nonrecurring gross margin	51.0%	46.4%	50.7%	46.8%

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Revenue on a Constant Currency Basis
(Unaudited)

	GAAP Revenue(2)		Non-GAAP Revenue(3)
(in thousands, except percentages)	Three Months Ended	Year Ended	Three Months Ended	Year Ended
Revenue for the three months and year ended January 31, 2023	$236,247	$902,245	$236,751	$905,247
Revenue for the three months and year ended January 31, 2024	$265,109	$910,387	$265,220	$911,487
Revenue for the three months and year ended January 31, 2024 at constant currency(1)	$264,000	$910,000	$264,000	$911,000
Reported period-over-period revenue change	12.2%	0.9%	12.0%	0.7%
% impact from change in foreign currency exchange rates	(0.5)%	—%	(0.5)%	(0.1)%
Constant currency period-over-period revenue change	11.7%	0.9%	11.5%	0.6%

(1) Revenue for the three months and year ended January 31, 2024 at constant currency is calculated by translating current-period GAAP or non-GAAP foreign currency revenue (as applicable) into U.S. dollars using average foreign currency exchange rates for the three months and year ended January 31, 2023 rather than actual current-period foreign currency exchange rates.

(2) GAAP revenue denominated in non-U.S. dollars was 17% and 20% of our total GAAP revenue for the three months ended January 31, 2024 and 2023, respectively. GAAP revenue denominated in non-U.S. dollars was 20% of our total GAAP revenue for each of the years ended January 31, 2024 and 2023. Our combined GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 35% and 32% of our total combined GAAP cost of revenue and operating expenses for the three months ended January 31, 2024 and 2023, respectively. Our combined GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 32% and 30% of our total combined GAAP cost of revenue and operating expenses for the year ended January 31, 2024 and 2023, respectively.

(3) Non-GAAP revenue denominated in non-U.S. dollars was 18% and 20% of our total non-GAAP revenue for the three months ended January 31, 2024 and 2023, respectively. Non-GAAP revenue denominated in non-U.S. dollars was 20% of our total non-GAAP revenue for each of the years ended January 31, 2024 and 2023. Our combined Non-GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 36% and 34% of our total combined Non-GAAP cost of revenue and operating expenses for the three months ended January 31, 2024 and 2023, respectively. Our combined Non-GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 35% and 34% of our total combined Non-GAAP cost of revenue and operating expenses for the year ended January 31, 2024 and 2023, respectively.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Table 7
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	January 31,
(in thousands, except share and per share data)	2024	2023
Assets
Current Assets:
Cash and cash equivalents	$241,400	$282,099
Short-term investments	686	697
Accounts receivable, net of allowance for credit losses of $1.2 million and $1.3 million, respectively	190,461	188,414
Contract assets, net	66,913	60,444
Inventories	14,209	12,628
Prepaid expenses and other current assets	59,505	75,374
Total current assets	573,174	619,656
Property and equipment, net	47,704	64,810
Operating lease right-of-use assets	30,118	37,649
Goodwill	1,352,715	1,347,213
Intangible assets, net	57,466	85,272
Long-term deferred income taxes	25,697	10,719
Other assets	139,550	148,282
Total assets	$2,226,424	$2,313,601

Liabilities, Temporary Equity, and Stockholders' Equity
Current Liabilities:
Accounts payable	$26,301	$43,631
Accrued expenses and other current liabilities	137,433	155,944
Contract liabilities	254,437	271,476
Total current liabilities	418,171	471,051
Long-term debt	410,965	408,908
Long-term contract liabilities	10,581	18,047
Operating lease liabilities	32,100	40,744
Long-term deferred income taxes	9,555	11,749
Other liabilities	76,065	68,632
Total liabilities	957,437	1,019,131
Commitments and Contingencies
Temporary Equity:
Preferred Stock — $0.001 par value; authorized 2,207,000 shares
Series A Preferred Stock; 200,000 shares issued and outstanding at January 31, 2024 and 2023, respectively; aggregate liquidation preference and current redemption value of $206,067 at January 31, 2024 and 2023, respectively.	200,628	200,628
Series B Preferred Stock; 200,000 shares issued and outstanding at January 31, 2024 and 2023, respectively; aggregate liquidation preference and current redemption value of $206,067 at January 31, 2024 and 2022, respectively.	235,693	235,693
Total temporary equity	436,321	436,321
Stockholders' Equity:
Common stock — $0.001 par value; authorized 240,000,000; issued 62,738,000 and 65,404,000; outstanding 62,738,000 and 65,404,000 shares at January 31, 2024 and 2023, respectively.	63	65
Additional paid-in capital	979,671	1,055,157
Accumulated deficit	(6,723)	(45,333)
Accumulated other comprehensive loss	(142,962)	(154,099)
Total Verint Systems Inc. stockholders' equity	830,049	855,790
Noncontrolling interests	2,617	2,359
Total stockholders' equity	832,666	858,149
Total liabilities, temporary equity, and stockholders' equity	$2,226,424	$2,313,601

Table 8
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended January 31,
(in thousands)	2024	2023
Cash flows from operating activities:
Net income	$39,634	$15,659
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,485	67,960
Provision for credit losses	2,162	629
Stock-based compensation, excluding cash-settled awards	67,622	76,051
Benefit from deferred income taxes	(17,639)	(9,544)
Losses on early retirements of debt	237	—
Net losses on divested businesses	9,541	—
Other non-cash items, net	5,347	9,652
Changes in operating assets and liabilities, net of effects of business combinations and divestitures:
Accounts receivable	(9,409)	3,060
Contract assets	(6,351)	(18,762)
Inventories	(1,812)	(7,753)
Prepaid expenses and other assets	35,027	(44,247)
Accounts payable and accrued expenses	(25,343)	6,394
Contract liabilities	(26,068)	5,395
Other liabilities	13,762	40,852
Other, net	(7,553)	(5,530)
Net cash provided by operating activities	150,642	139,816

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	(3,997)	(21,928)
Divestitures, net of cash divested	(6,278)	—
Purchases of property and equipment	(16,114)	(27,950)
Purchases of investments	(4,094)	(10,627)
Maturities and sales of investments	4,083	10,709
Cash paid for capitalized software development costs	(9,623)	(7,595)
Other investing activities	(1,356)	808
Net cash used in investing activities	(37,379)	(56,583)

Cash flows from financing activities:
Proceeds from borrowings	100,000	—
Repayments of borrowings and other financing obligations	(103,084)	(3,658)
Payments of equity issuance, debt issuance, and other debt-related costs	(232)	(224)
Distributions paid to noncontrolling interest	(766)	(787)
Purchases of treasury stock and common stock for retirement	(124,290)	(128,985)
Preferred stock dividend payments	(20,800)	(20,800)
Payments of contingent consideration for business combinations (financing portion) and other financing activities	(4,182)	(3,453)
Net cash used in financing activities	(153,354)	(157,907)
Foreign currency effects on cash, cash equivalents, restricted cash, and restricted cash equivalents	599	(2,033)
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents	(39,492)	(76,707)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of year	282,161	358,868
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of year	$242,669	$282,161

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents at end of year to the consolidated balance sheets:
Cash and cash equivalents	$241,400	$282,099
Restricted cash and cash equivalents included in prepaid expenses and other current assets	1,269	5
Restricted cash and cash equivalents included in other assets	—	57
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$242,669	$282,161

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures and Operating Metrics

This press release contains non-GAAP financial measures, consisting of non-GAAP revenue, non-GAAP recurring revenue, non-GAAP nonrecurring revenue, non-GAAP perpetual revenue, non-GAAP support revenue, non-GAAP professional services revenue, non-GAAP SaaS revenue, non-GAAP bundled SaaS revenue, non-GAAP unbundled SaaS revenue, non-GAAP optional managed services revenue, non-GAAP revenue from divested manual quality managed services, non-GAAP recurring gross profit and gross margins, non-GAAP nonrecurring gross profit and gross margins, non-GAAP gross profit and gross margins, non-GAAP research and development, net, non-GAAP selling, general and administrative expenses, non-GAAP operating income and operating margins, non-GAAP other income (expense), net, non-GAAP provision for (benefit from) income taxes and non-GAAP effective income tax rate, non-GAAP net income (loss) attributable to Verint Systems Inc. common shares, non-GAAP diluted net income (loss) per common share attributable to Verint Systems Inc., adjusted EBITDA and adjusted EBITDA as a percentage of non-GAAP revenue, net debt and constant currency measures. The tables above include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure.

We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by:
•facilitating the comparison of our financial results and business trends between periods, by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast,
•facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and
•allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters.

We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful.

Non-GAAP financial measures should not be considered in isolation, as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures:

Revenue adjustments. For acquisitions completed prior to February 1, 2023, we exclude from our non-GAAP revenue the impact of fair value adjustments required under previous GAAP guidance relating to SaaS services, optional managed services and customer support contracts acquired in a business acquisition, which would have otherwise been recognized on a stand-alone basis. Beginning February 1, 2023, we adopted accounting guidance which eliminates the fair value provision that resulted in the accounting adjustment on a prospective basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition under prior accounting guidance. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies. We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance.

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock unit and performance stock unit awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

Losses on early retirements of debt. We exclude from our non-GAAP financial measures losses on early retirements of debt attributable to refinancing or repaying our debt because we believe they are not reflective of our ongoing operations.

Acquisition and divestitures expenses (benefit), net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses (benefits), including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. In connection with divestiture activity, we exclude the gain or loss on divestiture as well as any expenses incurred, including legal, accounting, and other professional fees. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses.

Restructuring expenses (benefit). We exclude restructuring expenses (benefit) from our non-GAAP financial measures, which include employee termination costs, facility exit costs (except as included in accelerated lease costs and IT facilities and infrastructure realignment described below), certain professional fees, asset impairment charges (except as included in acquisition or IT facilities and infrastructure realignment), and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Separation expenses. On February 1, 2021, we completed the spin-off of our former Cyber Intelligence Solutions business. We exclude from our non-GAAP financial measures expenses incurred in connection with the spin-off, including third-party advisory, accounting, legal, tax, consulting, and other similar services related to the separation as well as costs associated with the operational separation of the two businesses, including those related to human resources, brand management, real estate, and information technology (which are included in Separation expenses to the extent not capitalized). Separation expenses also include incremental cash income taxes related to the reorganization of legal entities and operations in order to effect the separation and other expense adjustments associated with a tax-related indemnification asset as a result of the spin-off. These costs are incremental to our normal operating expenses and are being incurred solely as a result of the separation transaction. Accordingly, we are excluding these separation expenses from our non-GAAP financial measures in order to evaluate our performance on a comparable basis.

Accelerated lease costs. We exclude from our non-GAAP financial measures accelerated facility costs and associated accelerated lease expenses, including losses on terminations, due to the early termination or abandonment of certain office leases as a result of our move to a hybrid work model because these charges are not reflective of our ongoing business and operating results.

IT facilities and infrastructure realignment. We exclude from our non-GAAP financial measures nonrecurring IT facilities and infrastructure realignment costs and other IT charges associated with modifying the workplace, including consolidating and/or migrating data centers and labs to the cloud, simplifying the corporate network, and one-time costs for implementing collaboration tools to enable our work from anywhere strategy, as well as asset impairment charges, accelerated depreciation and IT facility exit costs.

Impairment charges and other adjustments. We exclude from our non-GAAP financial measures asset impairment charges (other than those already included within restructuring, acquisition, or IT facilities and realignment activity), rent expense for redundant facilities, gains or losses on sales of property, gains or losses on settlements of certain legal matters, and certain professional fees unrelated to our ongoing operations, all of which are unusual in nature and can vary significantly in amount and frequency.

Non-GAAP income tax adjustments. We exclude from our non-GAAP measures of net income attributable to Verint Systems Inc., our GAAP provision for (benefit from) income taxes and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for the year ended January 31, 2024 is 8% and was 9% for the year ended January 31, 2023. We evaluate our non-GAAP effective income tax rate on an ongoing basis, and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate.

Revenue Metrics and Operating Metrics

Recurring revenue, on both a GAAP and non-GAAP basis, is the portion of our revenue that we believe is likely to be renewed in the future, and primarily consists of SaaS revenue, optional managed services revenue and initial and renewal post contract support.

Nonrecurring revenue, on both a GAAP and non-GAAP basis, primarily consists of our perpetual licenses, consulting, implementation and installation services, hardware, training and patent license royalties.

SaaS revenue includes bundled SaaS, software with standard managed services and unbundled SaaS (including associated support) that we account for as term licenses where managed services are purchased separately.

Optional Managed Services are recurring services that are intended to improve our customers' operations and reduce expenses.

Percentage of software revenue that is recurring revenue is calculated as the sum of SaaS revenue, optional managed services revenue and support revenue as a percentage of total SaaS revenue, optional managed services revenue, support revenue, and perpetual revenue.

New SaaS Annual Contract Value (ACV) includes the annualized contract value of all new SaaS contracts received within the period; new unbundled SaaS contracts only include the license portion of those orders. In cases where SaaS is offered to partners through usage-based contracts, we include the incremental value of usage contracts over a rolling four quarters. Orders are only included in New SaaS ACV with a completed customer contract signed by both parties before the end of the period.

SaaS Annual Recurring Revenue (SaaS ARR) represents the annualized quarterly run-rate value of active or signed SaaS contracts as of the end of a period. For unbundled SaaS contracts, the amount included in SaaS ARR is generally consistent with the amount that we invoice the customer annually for the term-based license transaction. We use SaaS ARR to identify the annual recurring value of customer contracts at the end of a reporting period and to monitor the growth of our recurring business as we shift to SaaS. SaaS ARR reduces fluctuations due to seasonality, contract term, and the sales mix of subscriptions for bundled SaaS and unbundled SaaS. SaaS ARR should be viewed independently of revenue, and does not represent our revenue under ASC 606 on an annualized basis, as it is an operating metric that is impacted by contract start and end dates and renewal rates. SaaS ARR is not intended to be a replacement for forecasts of SaaS revenue.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, stock-based compensation expenses, revenue adjustments, restructuring expenses, acquisition expenses, separation expenses, accelerated lease costs, IT facilities and infrastructure realignment, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between companies because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation expenses, accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness.

Net Debt

Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash, restricted cash equivalents, restricted bank time deposits, and restricted investments (including long-term portions), and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities and believe that it provides useful information to investors.

Free Cash Flow

Free Cash Flow is defined as GAAP cash provided by operating activities less our capital expenditures, which include purchases of property and equipment and capitalized software development costs.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our GAAP and non-GAAP revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.